UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

GREAT AMERICAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54010	27-0223495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 18, 2014, Great American Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) with the Securities and Exchange Commission regarding its acquisition of all of the outstanding equity interests of B. Riley & Co., Inc. (“BRC”) on June 18, 2014 pursuant to that certain Acquisition Agreement, dated as of May 19, 2014, by and among the Company, Darwin Merger Sub I, Inc., a wholly owned subsidiary of the Company, B. Riley Capital Markets, LLC, a wholly owned subsidiary of the Company, BRC, B. Riley & Co. Holdings, LLC (“BRH”), Riley Investment Management LLC (“RIM,” and collectively with BRC and BRH, the “B. Riley Entities”) and Bryant Riley, a director of the Company and the sole or principal owner of each of the B. Riley Entities.

This Current Report on Form 8-K/A (“Amendment No. 1”) amends and supplements the Initial 8-K and is being filed to provide the financial statements described under Item 9.01 below, in accordance with the requirements of Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of business acquired

The audited financial statements of BRC for the year ended December 31, 2013 and the unaudited condensed financial statements of BRC as of March 31, 2014 for the three month periods ended March 31, 2014 and 2013 are attached as Exhibits 99.1 and 99.2, respectively, to this Amendment No. 1 and are incorporated herein by reference.

(b) Pro forma financial information

The unaudited pro forma consolidated financial statements and explanatory notes relating to the acquisition and related transactions as of March 31, 2014, for the three month period ended March 31, 2014 and for the year ended December 31, 2013 are attached as Exhibit 99.3 to this Amendment No. 1 and are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Audited financial statements of B. Riley & Co., Inc. for the year ended December 31, 2013.

99.2	Unaudited condensed financial statements of B. Riley & Co., Inc. as of March 31, 2014 and for the three month periods ended March 31, 2014 and 2013.

99.3	Unaudited pro forma consolidated financial statements and explanatory notes relating to the acquisition and related transactions for three month period ended March 31, 2014 and for the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 2, 2014	GREAT AMERICAN GROUP, INC.
	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer and Chief Operating Officer